Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13D and any amendment thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in EverQuote, Inc.

Dated: February 20, 2024

/s/ David B. Blundin
David B. Blundin

RECOGNITION CAPITAL, LLC

By:	/s/ David B. Blundin
Name:	David B. Blundin
Title:	Manager

LINK VENTURES LLLP
By:	Link Management LLC, its general partner

By:	/s/ David B. Blundin
Name:	David B. Blundin
Title:	Managing Member

LINK MANAGEMENT LLC

By:	/s/ David B. Blundin
Name:	David B. Blundin
Title:	Managing Member

LINK EQUITY PARTNERS, LLC

By:	/s/ David B. Blundin
Name:	David B. Blundin
Title:	Managing Member

COGO FUND 2020, LLC
By:	COGO LABS, LLC, its sole manager

By:	/s/ David B. Blundin
Name:	David B. Blundin
Title:	Chairman

COGO LABS, LLC

By:	/s/ David B. Blundin
Name:	David B. Blundin
Title:	Chairman